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                                                                    EXHIBIT 23.1

           CONSENT OF KLENDA, MITCHELL, AUSTERMAN & ZUERCHER, L.L.C.

The Board of Directors
New York Bagel Enterprises, Inc.

    We hereby consent to the use in this Registration Statement on Form S-1 of the references made to our firm herein, in particular to the section captioned "Legal Matters."

                              /s/ Klenda, Mitchell, Austerman & Zuercher, L.L.C.

Wichita, Kansas
June 12, 1996